UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

LGBTQ LOYALTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54867	80-0671280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2435 Dixie Highway, Wilton Manors, FL	33305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 947-6133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LFAP	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Sixth Street Lending LLC – November 17, 2021 and November 26, 2021 Financings

On November 17, 2021, LGBTQ Loyalty Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “11-17-21 Purchase Agreement”) with Sixth Street Lending LLC (“Sixth Street”), pursuant to which Sixth Street purchased a convertible promissory note (the “11-17-21 Note”) from the Company for a purchase price of $153,750.00 in the aggregate principal amount of $169,125.00, such principal and the interest thereon convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock” at the option of Sixth Street. The Company intends to use the net proceeds from the 11-17-21 Note for general working capital purposes.

The maturity date of the 11-17-21 Note is November 17, 2022 (the “Maturity Date”). The 11-17-21 Note shall bear interest at a rate of 10% per annum, which interest may be paid by the Company to Sixth Street in shares of common stock, but shall not be payable until the 11-17-21 Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. Any amount of principal or interest on the 11-17-21 Note which is not paid when due shall bear default interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (the “Default Interest”). Interest shall be computed on the basis of a 365 day year and the actual number of days elapsed.

Sixth Street has the option to convert at any time during the period beginning on the date which is one hundred eighty (180) days following the issue date of the 11-17-21 Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined within the 11-17-21 Note), all or any part of the outstanding and unpaid principal amount of the 11-17-21 Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the issue date of the 11-17-21 Note, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”); provided, however, that in no event shall Sixth Street be entitled to convert any portion of the 11-17-21 Note in excess of that portion of the 11-17-21 Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Sixth Street and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the 11-17-21 Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained in the 11-17-21 Note) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the 11-17-21 Note would result in beneficial ownership by Sixth Street and its affiliates of more than 4.99% of the outstanding shares of the Company’s Common Stock.

The number of shares of Common Stock to be issued upon each conversion of the 11-17-21 Note shall be determined by dividing the Conversion Amount by the applicable Conversion Price then in effect on the date specified in the notice of conversion delivered pursuant to the terms of the 11-17-21 Note. The term “Conversion Amount” means, with respect to any conversion of the 11-17-21 Note, the sum of (1) the principal amount of the 11-17-21 Note to be converted in such conversion plus (2) at Sixth Street’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in the 11-17-21 Note to the Conversion Date, plus (3) at the Sixth Street’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at Sixth Street’s option, any amounts owed to Sixth Street pursuant to the terms of the 11-17-21 Note.

The Conversion Price shall be equal to the Variable Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 60% multiplied by the Market Price (representing a discount rate of 40%). “Market Price” means the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service designated by Sixth Street (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”.

The 11-17-21 Note may be prepaid until 180 days from the issuance date. If the 11-17-21 Note is prepaid within 30 days of the issuance date, then the prepayment premium shall be 110% of the face amount plus any accrued interest, if prepaid after 31 days from the issuance date, but less than 60 days from the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest, if prepaid after 61 days from the issuance date, but less than 90 days from the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest, if prepaid after 91 days from the issuance date, but less than 180 days from the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest. So long as the 11-17-21 Note is outstanding, the Company covenants not to, without prior written consent from Sixth Street, sell, lease or otherwise dispose of all or substantially all of its assets outside the ordinary course of business which would render the Company a “shell company” as such term is defined in Rule 144. Pursuant to the terms of the 11-17-21 Purchase Agreement, the Company paid Sixth Street’s fees and expenses in the aggregate amount of $3,750.

The 11-17-21 Note contains certain events of default, including but not limited to (1) failure to pay principal and interest when due, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from Sixth Street; (2) failure by the Company to issue shares of Common Stock to Sixth Street pursuant to a conversion notice and in accordance with the terms of the 11-17-21 Note and such breach continues for a period of three (3) business days after delivery of a notice of conversion from Sixth Street; (3) breaches of any material covenant or other material term or condition of the 11-17-21 Note and any collateral documents, including the 11-17-21 Purchase Agreement and such breach continues for a period of 20 days after written notice thereof; (4) breaches of any representations and warranties made under the 11-17-21 Note and any collateral documents, including the 11-17-21 Purchase Agreement which when made have a material adverse effect on the rights of Sixth Street with respect to the 11-17-21 Note and 11-17-21 Purchase Agreement; (5) the Company or any subsidiary makes an assignment for the benefit of creditors, applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee is otherwise appointed; (6) the bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary; (7) failure to maintain the listing of the Company’s Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; (8) failure to comply with the reporting requirements of the Exchange Act; and/or the Company ceases to be subject to the reporting requirements of the Exchange Act; (9) any dissolution, liquidation, or winding up of the Company or any substantial portion of its business; (10) any cessation of operations by the Company or the Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due; (11) the restatement of any financial statements filed by the Company with the Securities and Exchange Commission at any time after 180 days after the Issuance Date for any date or period until the 11-17-21 Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Sixth Street with respect to the 11-17-21 Note or the 11-17-21 Purchase Agreement and (12) in the event that the Company proposes to replace its transfer agent, the Company fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the 11-17-21 Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Company and the Company. The “Reserved Amount” amounts to six times the number of shares that is actually issuable upon full conversion of the 11-17-21 Note (based on the Conversion Price of the 11-17-21 Note in effect from time to time and initially 338,250,000) (the “Reserved Amount”).

Upon the occurrence and during the continuation of certain events of default, the 11-17-21 Note will become immediately due and payable and the Company will pay Sixth Street, in full satisfaction of its obligations in the Note an amount equal to 150% of an amount equal to the then outstanding principal amount of the 11-17-21 Note plus any interest accrued upon such event of default or prior events of default (the “Default Amount”).

The 11-17-21 Note was issued, and any shares to be issued pursuant to any conversion of the 11-17-21 Note shall be issued, in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

On November 26, 2021, the Company entered into a securities purchase agreement (the “11-26-21 Purchase Agreement”) with Sixth Street, pursuant to which Sixth Street purchased a convertible promissory note (the “11-26-21 Note”) from the Company for a purchase price of $53,750.00 in the aggregate principal amount of $59,125.00, such principal and the interest thereon convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock” at the option of Sixth Street. The Company intends to use the net proceeds from the 11-26-21 Note for general working capital purposes. The maturity date of the 11-26-21 Note is November 26, 2022 (the “Maturity Date”).

Other than as described in the foregoing paragraph, the terms and provisions of the 11-26-21 Purchase Agreement and the 11-26-21 Note are substantially the same as the terms and provisions of the 11-17-21 Purchase Agreement and the 11-17-21 Note, respectively.

The foregoing description of the 11-17-21 Purchase Agreement, the 11-17-21 Note, the 11-26-21 Purchase Agreement and the 11-26-21 Note does not purport to be complete and is qualified in its entirety by reference to the full text of the 11-17-21 Purchase Agreement, the 11-17-21 Note, the 11-26-21 Purchase Agreement and the 11-26-21 Note, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Securities Purchase Agreement dated November 17, 2021 between the Company and Sixth Street Lending LLC.
10.2	Convertible Promissory Note between the Company and Sixth Street Lending LLC (f/k/a Power Up Lending Group Limited) dated November 17, 2021
10.3	Securities Purchase Agreement dated November 26, 2021 between the Company and Sixth Street Lending LLC (f/k/a Power Up Lending Group Limited).
10.4	Convertible Promissory Note between the Company and Sixth Street Lending LLC (f/k/a Power Up Lending Group Limited) dated November 26, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGBTQ LOYALTY HOLDINGS, INC.

Date: January 12, 2022	By:	/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer